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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                          JURISDICTION OF
SUBSIDIARY                                                 INCORPORATION
----------                                                 -------------
Buckeye Florida Corporation                                   Delaware
       BFC I Corp.                                            Delaware
       BFC 2 LP                                               Delaware
       BFC 3 LLC                                              Delaware
Buckeye Foley Corporation                                     Delaware
       BFOL 1 Corp.                                           Delaware
       BFOL 2 LP.                                             Delaware
       BFOL 3 LLC                                             Delaware
Buckeye Florida, Limited Partnership                          Delaware
Buckeye S. A.                                                 Switzerland
Buckeye (Barbados) Ltd.                                       Barbados
BKI Holding Corporation                                       Delaware
BKI Asset Management Corporation                              Delaware
Buckeye Lumberton Inc.                                        North Carolina
       Buckeye Mt. Holly LLC                                  Delaware
Buckeye Canada Co.                                            Canada
Buckeye Nova Scotia Co.                                       Canada
Buckeye Canada                                                Canada
Buckeye Technologies Ireland Ltd.                             Ireland
Merfin Systems Inc.                                           Delaware
BKI International Inc.                                        Delaware
       Buckeye France SARL                                    France
       Buckeye Iberia S.A.                                    Spain
       Buckeye Italia S.r.l.                                  Italy
       Buckeye (U.K.) Limited                                 United Kingdom
Buckeye Finland OY                                            Finland
Buckeye Holdings GmbH                                         Germany
       Buckeye Technologies GmbH                              Germany
       Buckeye Steinfurt GmbH                                 Germany
BKI South America LLC                                         Delaware
       Buckeye Americana Ltda.                                Brazil
BKI Lending Inc.                                              Delaware
           BKI Finance Corporation                            Tennessee
Buckeye Technologies Canada Inc.                              Delaware